Discovery Labs Secures $60 Million Committed Equity Financing Facility

Warrington, PA — May 27, 2008 — Discovery Laboratories, Inc. (Nasdaq: DSCO), has entered into a new Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group, in which Kingsbridge has committed to provide up to $60 million of capital over a three-year period through the purchase of newly-issued shares of Discovery Labs’ common stock. Under the terms of the agreement, Discovery Labs will determine the exact timing and amount of any CEFF financings, subject to certain conditions. The CEFF allows Discovery Labs to raise capital, at its discretion, to support the Company’s business plans.

John G. Cooper, Executive Vice President and Chief Financial Officer of Discovery Labs, commented, “This new CEFF, coupled with our existing cash and our 2006 CEFF, significantly improves the Company’s financial flexibility to support the potential commercialization of SURFAXIN® for the prevention of Respiratory Distress Syndrome in premature infants and the development of our respiratory pipeline. Our ability to choose the timing and amount of financings under our CEFF arrangements has the potential to minimize dilution for our shareholders.”

Under the terms of the CEFF, Discovery Labs has access to up to $60 million from Kingsbridge in exchange for newly-issued shares of Discovery Labs’ common stock. The funds that can be raised under the CEFF will depend on the number of shares actually sold, which may not exceed a total of approximately 19.3 million shares. Discovery Labs may access the capital for up to three years after the Securities and Exchange Commission declares effective a registration statement to be filed by Discovery Labs covering the resale of the shares of common stock issuable in connection with the CEFF.

Discovery Labs may access capital under the CEFF in tranches of up to the lesser of $10 million or 3% of Discovery Labs’ market capitalization at the time of the draw down of each tranche, subject to certain conditions. The shares covered by each tranche will be issued and priced over an eight-day period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 12% depending on the volume-weighted average market price of the common stock. The minimum acceptable purchase price for the shares to be issued to Kingsbridge during the eight-day period is determined by the higher of $1.15 or 90% of the volume-weighted average price of Discovery Labs’ common stock the day before the commencement of each tranche. Throughout the term of the CEFF, Kingsbridge is restricted from engaging in any short selling of Discovery Labs’ common stock.

Discovery Labs is not obligated to use any of the $60 million available under the CEFF. The CEFF does not restrict Discovery Labs’ operating activities and does not prohibit Discovery Labs from entering into or completing debt or equity financings, other than those that would involve certain future-priced securities.

In connection with the CEFF, Discovery Labs issued a warrant to Kingsbridge to purchase up to 825,000 shares of common stock at an exercise price of $2.51 per share, which represents a 40% premium over the average of the closing prices of Discovery Labs’ common stock during the five trading days preceding the signing of the CEFF. The warrant will be exercisable beginning six months from the date of the agreement and will remain exercisable for five years.

The securities issuable in connection with the CEFF and upon the exercise of the warrant issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from registration requirements. Discovery Labs has agreed to file a registration statement for the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Discovery Labs

Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Replacement Therapies (SRT) for respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery Labs’ technology produces a peptide-containing synthetic surfactant that is structurally similar to pulmonary surfactant. Discovery Labs believes that, with its proprietary technology, SRT has the potential, for the first time, to advance respiratory medicine and address a variety of respiratory diseases affecting neonatal, pediatric and adult patients.

SURFAXIN®, the Company’s lead product from its SRT pipeline, is the subject of an Approvable Letter from the FDA for the prevention of Respiratory Distress Syndrome in premature infants. SURFAXIN is also being developed for other neonatal and pediatric indications. AEROSURF™, Discovery Labs’ aerosolized SRT, is being developed to potentially obviate the need for intubation and conventional mechanical ventilation and holds the promise to significantly expand the use of surfactants in respiratory medicine. For more information, please visit our website at www.Discoverylabs.com.

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made, including, without limitation, the risks that: Discovery Labs may be unable to timely respond, if at all, to the recent approvable letter for Surfaxin; Discovery Labs may not succeed in the FDA or other regulatory agency review process, including that such regulatory authority may not approve the marketing and sale of Surfaxin or any other drug product that Discovery Labs may develop, or such regulatory agency may further delay and/or limit marketing of Surfaxin or any of Discovery Labs’ drug products by indication or impose other label limitations; Discovery Labs may not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for development or commercialization of SRT); changes in the national or international political and regulatory environment may make it more difficult for Discovery Labs to gain FDA or other regulatory approval of its products; Discovery Labs may be unable to profitably develop and market its products; Discovery Labs’ significant, time-consuming and costly research and development activities, including pre-clinical studies, clinical trials and other efforts to gain regulatory approval for any of its products may not progress or may be subject to potentially significant delays or regulatory holds, or fail; Discovery Labs may be unable to successfully manufacture or provide adequate supplies of drug substances on a timely basis; Discovery Labs may be unable to transfer its manufacturing technology to third-party contract manufacturers or its contract manufacturers or any of its materials suppliers may encounter problems manufacturing drug products or drug substances on a timely basis or manufacture in amounts sufficient to meet demand; Discovery Labs and its collaborators may be unable to develop, manufacture and successfully commercialize products that combine Discovery Labs’ drug products with innovative aerosolization technologies; Discovery Labs may be unable to maintain and protect the patents and licenses related to its SRT; other companies may develop competing therapies and/or technologies or health care reform may adversely affect Discovery Labs; and Discovery Labs may become involved in securities, product liability and other litigation. The foregoing risks and others are further described in Discovery Labs filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Company Contact:
Lisa Caperelli, Investor Relations
215-488-9413